Exhibit 4.05

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN MINIMUM DENOMINATIONS OF $25 AND INTEGRAL MULTIPLES OF $25 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $25 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

SCANA CORPORATION

[$__________]

ENHANCED JUNIOR SUBORDINATED NOTE

Dated: [_______]

NUMBER [_____]    CUSIP NO: [_________]

REGISTERED HOLDER: [Cede & Co.]

SCANA CORPORATION, a corporation duly organized and existing under the laws of the State of South Carolina (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of [written amount] [($ numeric amount)], on the date of Stated Maturity, as hereafter defined, and to pay (subject to deferral as set forth herein) interest thereon at the rate of [rate%] per annum, such interest to accrue from [date]. Subject to the Company’s right to defer interest payments described herein, interest is payable quarterly in arrears on each January 30, April 30, July 30 and October 30, commencing on January 30, 2010 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of [rate%] per annum, to the extent permitted by applicable law.
The maturity date of this note (this “Note”) initially will be January 30, 2065, but will be automatically extended, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder (as defined herein) hereof, for additional quarterly periods on each of January 30, April 30, July 30 and October 30, beginning on January 30, 2015, through and including October 30, 2019, without notice to, or consent of, the Holder of this Note. Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on January 30, 2020, through and including October 30, 2029, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder hereof. The final maturity date of this Note will be no later than January 30, 2080, on which date the entire principal amount of this Note will become due and payable, together with any accrued and unpaid interest. The Stated Maturity of this Note shall mean the maturity date of this Note as extended in accordance with this paragraph, and may not be otherwise shortened or extended.
With respect to each extension beginning on January 30, 2020, the following shall constitute the extension conditions:
(a)On the applicable extension date the ratings on the Junior Subordinated Notes (as defined herein) satisfy at least two of the three following ratings criteria: (i) at least Baa3 by Moody’s Investors Service (“Moody’s”), (ii) at least BBB- by Standard & Poor’s Ratings Services (“Standard & Poor’s”) and (iii) at least BBB- by Fitch Ratings Ltd (“Fitch”), or, if Moody’s, Standard & Poor’s and/or Fitch (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization; and
(a)    During the three years prior to the applicable extension date:
(i)no event of default has occurred in respect of any of the Company’s then outstanding indebtedness for money borrowed; and
(ii)the Company did not have (and does not have at the extension date) any outstanding deferred payments under any of its then-outstanding preferred stock or debt securities.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Record Date and may either be paid (i) to the Person in whose name this Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the Interest Payment Date, unless this Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.
If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.
This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the City of St. Paul, State of Minnesota; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Base Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to ten consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.
Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to 7.70% per annum, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.
Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:
(i)declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of SCANA Corporation’s Capital Stock;
(ii)make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or
(i)    make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.
However, the foregoing provisions shall not prevent or restrict the Company from making:
(a)purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;
(b)any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;
(c)the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(d)dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(e)redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or
(f)payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.
The Company shall give the Trustee written notice of its election to begin a deferral period at least one Business Day before the Record Date for the next Interest Payment Date. The Trustee will forward any written notice that the Company gives of its election to begin a deferral period to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of a deferral period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.
The Notes of this series shall have an initial aggregate principal amount of up to [written amount] [($numeric amount)].
The Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Notes in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever.
The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.
This Note is one of a duly authorized issue of Securities (as defined in the Indenture) of the Company issued in one or more series pursuant to the Junior Subordinated Indenture, dated as of November 1, 2009 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”), and as supplemented by a First Supplemental Indenture dated as of November 1, 2009, by and among the Company and the Trustee (collectively, as amended or supplemented through the date hereof and from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Note is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is unlimited in aggregate principal amount.
Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Junior Subordinated Notes:
(a)in whole or in part at any time before January 30, 2015, at a redemption price equal to the Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;
(b)in whole or in part at any time before January 30, 2015, if a Rating Agency Event occurs, at a redemption price equal to the Rating Agency Event Make-Whole Amount, plus accrued and unpaid interest through, but not including, the redemption date;
(c)in whole, but not in part, at any time before January 30, 2015, upon the occurrence of a Tax Event, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date; and
(d)in whole or in part at any time on or after January 30, 2015, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest through, but not including, the redemption date.
In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
Any consent or waiver by the Holder of this Note given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Note issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Note or such other Junior Subordinated Notes. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.
Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
The Company and, by acceptance of this Note or a beneficial interest in this Note, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness.
This Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, SCANA CORPORATION has caused this instrument to be duly executed.

SCANA CORPORATION

By:
Name:
Title:

TRUSTEE’ S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Date of Authentication: _______________	By:
Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES TO REFLECT
CHANGES IN PRINCIPAL AMOUNT]
The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note:
Principal Amount by which this        Signature of
Note is to be Decreased or    Remaining    Authorized
Increased and the Reason for     Principal Amount    Signatory of
Date    the Decrease or Increase    of this Note    Trustee

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